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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in amendment No. 1 to the Registration Statement (Form S-3) of the Affymetrix, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999 (except for Note 11, as to which the date is March 25, 1999) with respect to the financial statements and schedule of Affymetrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



Palo Alto, California
July 23, 1999